UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2024

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2024, Scott Liu, a member of the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) notified the Company of his intention to retire and his resignation from the Board of Directors of the Company. Mr. Liu initially served as a director of the Company in 2016.  His resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices as described in Item 5.02(a) of Form 8-K.

On March 27, 2024, the remaining four directors of the Company elected Mr. Ge Yi (“Mr. Yi”) to fill the vacancy on the Board created by Mr. Liu’s resignation, effective immediately.

Mr. Yi has over 20 years of experience and expertise in the technology industry, including product marketing, payment, sales and account management, fundraising, global partnership development and maintenance. He started his career at FedEx Internet Solutions Group in Asia Pacific Headquarter in Singapore in 2000, then joined Intel Assembly and Testing Group as Joint Engineering Team (JET) chair and lead engineer for 4 years, before he led the product marketing team at a Sunnyvale based startup company, Telegent System, between 2007 and 2011. From 2012 to 2020, he was responsible for the international business growth at WeChat Marketing group as the head of WeChat Pay Americas and as a senior account executive of its cloud computing and technology group recently.

There is no arrangement or understanding between Mr. Yi and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Yi and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Mr. Yi or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K. Mr. Yi’s compensation for service as a director will be commensurate with that for our other outside directors for our 2023 Board service year, as summarized in the Company’s most recent Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2023, pro-rated for the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: March 28, 2024	/s/ Adam He
Adam He, Chief Executive Officer